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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-6 (the "Registration Statement") of our report dated March 12, 2001, relating to the financial statements of New York Life Insurance and Annuity Corporation which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/PRICEWATERHOUSECOOPERS LLP

   PricewaterhouseCoopers LLP
   1177 Avenue of the Americas
   New York, New York
   March 16, 2001